UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM S-1/PRE-EFFECTIVE AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LBC Bioscience Inc.
(Exact name of registrant as specified in its charter)

NEVADA

 (State or other jurisdiction of incorporation or organization

5960

 (Primary Standard Industrial Classification Code Number

47-4916852

 (I.R.S. Employer Identification Number)

11529 N. 120th Street, Suite 01, Scottsdale, AZ 85259; 480-776-0281

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

11529 N. 120th Street, Suite 01, Scottsdale, AZ 85259; 480-776-0281

 (Name, address, including zip code, and telephone number, including area code, of agent of service)

 Copies of communications to:

Frank J. Hariton, Attorney-at-Law

 1065 Dobbs Ferry Road

White Plains, New York 10607

914-674-4373; (fax) 914-693-2963

From time to time after the effective date of this Registration Statement

 (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee
Primary Offering
Common stock, $0.0001 par value per share	36,264,000 shares	$0.25	$9,066,000	$1,051

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

 _____________

1 Estimated solely for the purpose of calculating the registration fee under Rule 457(a) of the Securities Act.

2

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion __, 2017

36,264,000 SHARES

OF COMMON STOCK

(10,000,000 SHARES OFFERED BY THE COMPANY AND 26,264,000 BY SELLING SHAREHOLDERS)

LBC BIOSCIENCE INC.

LBC Bioscience Inc. is offering for sale a total of 10,000,000 shares of its common stock at a fixed price of $0.25 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means that our president and chief executive officer, Lisa Nelson, will attempt to sell the shares.

The selling shareholders identified in this prospectus are offering an additional 26,264,000 shares of common stock. We will not receive any proceeds from sales by the selling shareholders. Selling stockholders will sell at a fixed price of $0.25 per share until our stock is quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders can sell their shares concurrent with the sale of the shares being offered by the Company. This could reduce the number of shares that the Company will be able to sell.

All subscription funds will be deposited in a noninterest-bearing account by the escrow agent. All subscription agreements and checks for payment of shares are irrevocable (except as to any states that require a statutory cooling-off period or rescission right). The offering will be completed 180 days from the effective date of this prospectus, unless (i) extended by our board of directors for an additional 180 days or (ii) terminated earlier at the Company’s sole discretion. There is no minimum number of shares that must be sold. For more information, see the section of this prospectus entitled "Plan of Distribution."

This is our initial public offering, and no public market currently exists for our common stock. A market maker has agreed to file Rule 211 application with the Financial Industry Regulatory Authority (“FINRA”) to obtain a trade symbol for our common stock. Such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require. Consequently, our shareholders may not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Our shares will be considered a “penny stock” which will severely and adversely affects any market liquidity for our common stock.

We are an “emerging growth company” under Federal securities laws and are subject to reduced public company reporting requirements.

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THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

	Number of Shares	Offering Price	Underwriting Discounts and Commissions	Net Proceeds to the Company	Net Proceeds to the Selling Shareholders
Total	36,264,000	$0.25	0	$2,500,000	$6,566,000

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August __, 2017.

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The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion __, 2017

PROSPECTUS SUMMARY

About LBC Bioscience Inc.:

LBC Bioscience Inc. (“LBC” or the “Company”) was founded as Superstar Vape, Inc. by Lisa A. Nelson, our President, and was incorporated as a C corporation under the laws of the State of Nevada in August 2015. The Company changed its name in March 2017. LBC is engaged in the Cannabidiol (“CBD”) market. The Company's primary focus is on developing organic products such as CBD water, drops, edibles, pet supplements, recovery balm and spray.

Our products’ CBD ingredients are derived from hemp. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis). A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes (a class of organic compounds which when modified are used in a variety of medicines and alternative medicines such as aromatherapy), vitamins, chlorophyll, and amino acids. Our products have no THC and are parasite-free.

Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate. The principal uncertainties are whether regulators will, at any time, attempt to treat CBD products similarly to THC products.

Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the periods ended December 31, 2016 and 2015, that states that our lack of resources causes substantial doubt about our ability to continue as a going concern. During the year ended December 31, 2016 we had net revenue of $37,710 and a net loss of $43,297. We do not have any committed source of funding. Our efforts to date have been concentrated on developing a product line, together with supply chains for those products. We also have worked at keeping our cost structure in line with our funding sources.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.

Our shares will be considered a “penny stock.” Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affects any market liquidity for our common stock.

Our mailing address is 11529 N. 120th Street, Suite 01, Scottsdale, AZ 85259. For the foreseeable future Ms. Nelson will provide offices in her personal residences. Our telephone number is 480-776-0281.

We may refer to ourselves in this prospectus as "LBC,” the “Company,” "we," or "us.”

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The Offering

We will not receive any proceeds from sales of the 26,264,000 shares being registered by the selling shareholders.

Although we may not raise a significant amount of funds from this offering, we believe, based solely on our own observations which are not linked to any formal studies, that larger companies will find the proposal from a public company seeking to provide services more appealing than a similar proposal from a small, closely-held private company. We also believe that our ability to raise capital will increase if and when a market develops for our common stock compared to if we were a closely-held private company.

LBC is offering for sale a maximum of 10,000,000 shares of common stock at a fixed price of $0.25 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our principal executive officers, Ms. Nelson and Mr. Perella, will attempt to sell the shares themselves making them statutory underwriters under the Securities Act. This prospectus will permit Ms. Nelson and Mr. Perella to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell. They will sell the shares themselves and intend to offer the shares to, among others, friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the "Exchange Act"). The intended methods of communication include, without limitation, telephone and personal contacts.

The proceeds from the sale of the shares in this offering will be payable to Frank J. Hariton, Attorney-at-Law, - Trust Account. All subscription agreements and checks are irrevocable (except in states that have statutory cooling off periods or rescission rights) and should be delivered to Frank J. Hariton, Attorney-at-Law, at the address provided in the Subscription Agreement.

All subscription funds initially will be deposited in a noninterest-bearing account by the escrow agent and will be forwarded to the Company at the end of each week. The Company reserves the right to begin using these proceeds as soon as the funds have been received or any time thereafter and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. We are utilizing an escrow agent to ensure that the subscription agreements are properly executed, that funds clear before shares are released to investors, and that investors receive shares when the Company receives funds.

The offering will be completed 180 days from the effective date of this prospectus, unless (i) extended by our board of directors for an additional 180 days or (ii) terminated earlier at the Company’s sole discretion. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable.

The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 90 days of the close of the offering or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

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Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;

•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;

•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;

•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;

•	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•	reduced disclosure about the emerging growth company's executive compensation arrangements; and

•	be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd–Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

As an emerging growth company, we are also exempt from:

•	Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

•	Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this offering,

•	the first fiscal year after our annual gross revenues are $1 billion or more,

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or

•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

Summary

Shares of common stock offered by us	A maximum of 10,000,000 shares. There is no minimum number of shares that must be sold by us for the offering to close.

Use of proceeds	LBC will apply the proceeds from the offering to pay to expand marketing efforts, professional fees and other general expenses of the offering.

Termination of the offering

The offering will conclude when all 10,000,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. LBC may at its discretion extend the offering for an additional 180 days or terminate it earlier.

Risk factors

The purchase of our common stock involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.

Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

Trading Market

None. While a market maker has agreed to file a Rule 211 application with FINRA to obtain a trade symbol for our common stock, such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Even if LBC’s common stock is quoted or granted listing, a market for the common shares may not develop.

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SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	2016	2015
Current assets	$114	$4,750

Current liabilities	$27,606	$-0-

Stockholders’ equity deficit	$(27,492)	$4,750

Operating:	Year Ended December 31, 2016	August 26 2015 to December 31, 2015	Six Months Ended June 30, 2017
Net revenues	$37,710	$-	$32,805
Operating expenses	$81,007	$4,665	$50,614
Net (loss)	$(43,297)	$(4,665)	$(18,109)
Net (loss) per common share basic and diluted	$(0.00)	$(0.00)	$(0.00)
Weighted average number of shares outstanding – basic and diluted	48,327,085	45,306,333	52,461,000

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks were to develop, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1. We have a limited operating history and are involved with products that do not have lengthy established markets making it difficult to evaluate our business.

LBC is engaged in the CBD market which has a limited history and may be subject to legal and regulatory issues. No assurances of any nature can be made to investors that we will be profitable or will remain in business.

2. Our independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern.

We have no committed sources of debt or equity financing. Our independent registered auditors included an explanatory paragraph in their opinion on our financial statements as of and for the year ended December 31, 2016 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

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3. Unfavorable publicity or consumer perception of our products or any similar products distributed by other companies could have a material adverse effect on our business and financial condition.

We believe our product sales will be highly dependent on consumer perception of the safety, quality and efficacy of our products as well as similar or other products distributed and sold by other companies. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products and cannabis markets in general. From time to time, there is unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding our industry. There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to the herbal skin care and cannabis markets or any particular product or ingredient, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention. Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition. In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of our products or ingredients of cannabis products in general, or associating the use of our products or ingredients in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on our business and financial condition.

4. We are subject to numerous potential regulatory matters. If the DEA were to treat CBD products as Schedule 1 controlled substances, it could cause LBC to cease operations.

The Drug Enforcement Administration (“DEA”) which enforces the controlled substances laws of the United States has issued various rules and announcements concerning various items considered to be marihuana extracts which may encompass Cannabinoids. We and other participants in our industry are not convinced that the DEA has or should have regulatory control over our products. The uncertainty about the potential DEA regulatory involvement comes from the fact that the products sold by us and other companies in our industry contain no or virtually no THC (the principal psychoactive constituent (or cannabinoid) of cannabis)

If the DEA were to treat CBD products as Schedule 1 controlled substances and take any aggressive action against CBD products or restrict the marketing or distribution of any CBD product , it would likely result in LBC ceasing operations.

5. Any potential growth in the cannabis or cannabis-related industries continues to be subject to new and changing state and local laws and regulations.

Continued development of the cannabis and cannabis-related industries is dependent upon continued legislative legalization of cannabis and related products at the state level, and a number of factors could slow or halt progress in this area, even where there is public support for legislative action. Any delay or halt in the passing or implementation of legislation legalizing cannabis use, or its sale and distribution, or the re-criminalization or restriction of cannabis at the state level could negatively impact our business because of the perception that it is related to cannabis. Additionally, changes in applicable state and local laws or regulations could restrict the products and services we offer or impose additional compliance costs on us or our customers. Violations of applicable laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will have a material adverse effect on our business.

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6. We are  and will continue to be completely dependent on the services of our two officers and directors, the loss of any of one or both of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

Our operations and business strategy are completely dependent upon the knowledge and business connections of Ms. Nelson, our President, Chief Executive Officer and Chairman, and Mr. Frank Perella, our Chief Operating Officer and Director. They are under no contractual obligation to remain employed by us. If one or both should choose to leave us for any reason or become ill and are unable to work for an extended period of time before we have hired additional personnel, our operations will likely fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus. We will fail without the services of each of our two founders or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Ms. Nelson naming us as the beneficiary when and if we obtain the resources to do so and if she is insurable at the time of application. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

7. Our two officers will make all decisions concerning their compensation for the foreseeable future. These decisions may not be in the best interests of other investors.

There is no employment contract with either of our two executive officers at this time; nor are there any agreements for compensation in the future. Their compensation has not been fixed or based on any percentage calculations. They will make all decisions determining the amount and timing of compensation for the foreseeable future until, if ever, we establish a compensation committee of the board of directors. Their decisions about compensation may not be in the best interests of other shareholders.

8. We intend to become subject to the periodic reporting requirements of the Exchange Act that will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be specifically predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, based on conversations with our professionals, the annual costs are likely to range from $25,000 to $50,000 in the first year or two after our Registration statement goes effective. The incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

In no case will the proceeds of this offering be sufficient to assist us in any way to meet any significant incremental costs of being public.

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9. Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may become inadequate or ineffective if our operations grow, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

10. We operate in a highly competitive industry.

The markets for ancillary businesses in the CBD industries are competitive and evolving. There is no material aspect of our business that is protected by patents, copyrights, trademarks, or trade names, and we face strong competition from larger companies that may offer similar products and services to ours. Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger client bases than us, and there can be no assurance that we will be able to successfully compete against these or other competitors. As a result, we may not be able to create and maintain a competitive advantage in the marketplace. Our success will depend on our ability to keep pace with any changes in our markets, particularly, legal and regulatory changes. Our success will also depend on our ability to respond to, among other things, changes in the economy, market conditions, and competitive pressures. Any failure by us to anticipate or respond adequately to such changes could have a material adverse effect on our financial condition and results of operations.

11. There are significant potential conflicts of interest

Our key personnel and directors have other investments and involvements in other entities and, according-ly, these individuals may have conflicts of interest in allocating time among various business activities. Our President is also President of another Company and currently expects to devote at least 70% of her working time to us. Our Chief Operating Offer expects to devote approximately 65% of his working time to us. In the course of other business activities, certain key personnel may become aware of business opportu-nities which may be appropriate for presenta-tion to us, as well as the other entities with which they are affiliated. As such, there may have con-flicts of interest in determining to which entity a particular business opportunity should be presented.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

12. Selling shareholders may sell shares at the same time that the Company is selling shares being registered in this Offering.

The selling shareholders can sell their shares concurrent with the sale of the shares being offered by the Company. This could and is likely to reduce the number of shares that the Company will be able to sell.

In addition, if our shares are listed in the OTCQB, selling shareholders , other than Company officers, can sell their shares at $.25 until our stock is quoted on the OTCQB and thereafter at prevailing market prices, or privately negotiated prices . The Company must sell all shares offered by it at $.25. If the market price goes down, buyers are more likely to buy from the selling shareholder or on the market at the lower price.

13. We may have difficulty in obtaining a merchant account.

We may have difficulty opening a merchant account with a major bank because some banks are reluctant to do business with companies in our industry. If we are unable to open a merchant account, it will be difficult to accept credit cards for customer purchases which also would make all online sales very difficult.

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Risks Related to Our Common Stock

14. Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations or to acquire rights to or licenses for other products. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders may further dilute common stock book value, and that dilution may be material.

15. The interests of shareholders may be hurt because we can issue shares of our common stock to individuals or entities that support existing management with such issuances serving to enhance existing management’s ability to maintain control of our Company.

Our two executive officers and directors own a significant majority of outstanding shares. They currently hold a combined 80% of the outstanding common shares. If the Company sells the entire 10,000,000 shares being registered and our two officers do not sell any of their shares being registered, they will hold 72% of the outstanding common shares. If the two officers sold all of their shares being registered, they would hold 48% of the total outstanding shares.) In addition, our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. Such issuances may be issued to parties or entities committed to supporting existing management and the interests of existing management which may not be the same as the interests of other shareholders. Although transactions, other than those described in this prospectus, are not currently being contemplated or discussed, our ability to issue shares without shareholder approval serves to enhance existing management’s ability to maintain control of our Company or participate in other transactions, including entering into possible business combinations, without the support of other shareholders.

16. Our chief executive officer controls all corporate activities and can approve all transactions, including mergers, without the approval of other shareholders.

Our chief executive officer has a sufficient number of shares to control all corporate activities and can approve transactions, including possible mergers, issuance of shares and her compensation level, without the approval of other shareholders. The decisions may not be in the best interests of other shareholders.

17. Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our Articles of Incorporation at Article XI provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

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We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with our activities, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

18. Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB or Pinksheets commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require or that any buying of our shares will ever take place.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

19. Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCQB or Pinksheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCQB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

20. Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

Our shares will be considered a “penny stock.” Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification will severely and adversely affects any market liquidity for our common stock.

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21. The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

22. Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws that prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in at least 17 states which do not offer manual exemptions (or may offer manual exemptions but may not to offer one to us if we are considered to be a shell company at the time of application) and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one. See also “Plan of Distribution-State Securities-Blue Sky Laws.”

23. Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

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24. The ability of our executive officers and directors to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our executive officers and directors beneficially own an aggregate of approximately 86.1% of our outstanding common stock. Because of their beneficial stock ownership, they will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our executive officers and directors may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our executive officers and directors. This level of control may also have an adverse impact on the market value of our shares because our two executive officers may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

25. We do not expect to pay cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

26. Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protection against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, our president and other officer have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make things more costly or deter qualified individuals from accepting these roles.

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27. You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act. Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act. However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies). The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold. This means that access to information regarding our business and operations will be limited.

28. If our stock becomes quoted on the OTCQB, we could subsequently be removed from the OTCQB if we fail to remain current with our financial reporting requirements.

Companies trading on the OTCQB must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCQB. If we become quoted on the OTCQB, but we fail to remain current in our reporting requirements, we would be removed from the OTCQB. As a result, the market liquidity of our securities could be severely adversely affected by limiting the ability of broker-dealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

29. Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. Because the JOBS Act has only recently been enacted, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

30. Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do so.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

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31. We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

As a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. Based on discussions with our professionals, these costs may range from $25,000 to $50,000 per year during the first two years following the effective date of our Registration Statement. These requirements include compliance with provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC and NASDAQ. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

However, for as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

32. We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

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33. Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company” , we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market that may develop in the future involves a high degree of risk.

USE OF PROCEEDS

LBC will apply the proceeds from the offering for working capital, including satisfaction of accrued expenses due to our President relating to our initial planning and registration-related expenses.

The table below reflects the estimated breakdown of the use of proceeds based on the percentage of proceeds actually received:

	25%	50%	75%	100%
Offering related expenses	$28,000	$28,000	$28,000	$28,000
Other marketing expenses and operating costs*	597,000	1,222,000	1,847,000	2,472,000
	$625,000	$1,250,000	$1,875,000	$2,500,000

________

* Payments to the Company’s President for amounts due her will be included in these payments. At March 31, 2017, the amounts due her were $32,877 representing payments made by her on behalf of the Company for goods and services. No payments will be made to her if making such payments would limit the Company’s ability to meet its other obligations.

LBC will not undertake projects requiring cash outlays until and unless revenues are sufficient to cover such outlays.

Instruction 7 to Item 504 of Regulation S-K permits us to reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies. Our plans may be modified depending on the factors set forth in the paragraph above. Our president has agreed to be responsible, separately from agreeing to provide loans for working capital needs, for all legal costs relating to the offering if these costs are not paid within six months of the effective date of the Company’s Registration Statement of which this Prospectus is a part provided that we have received a trading symbol and Depository Trust Company approval for our shares.

We will not receive any proceeds from sales by the selling shareholders.

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THE OFFERING

We will not receive any proceeds from sales by the selling shareholders. Selling Stockholders other than our officers will sell at $0.25 per share until our stock is quoted on the OTCQB and thereafter at prevailing market prices, or privately negotiated prices. Our officers, who are deemed to be underwriters, must offer their shares sold under this prospectus at a fixed price of $0.25 per share even if our shares are quoted on the OTCQB. However, they may sell shares under Rule 144 at market prices.

All shares sold in this offering by the Company must be sold at $.25. (See SELLING SHAREHOLDERS below for terms related to shares sold by Selling Shareholders.)

LBC is offering a total of 10,000,000 shares of common stock for sale at a fixed price of $0.25 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold.

The offering is being conducted on a self-underwritten, best efforts basis, which means our principal officers, Ms. Nelson and Mr. Perella, will attempt to sell the shares. This prospectus will permit our two principal officers to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares that they may sell. They will sell the shares and intend to offer them, among others, to friends, family members and business acquaintances. In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The intended methods of communication include, without limitations, telephone and personal contact.

In connection with LBC ’s selling efforts in the offering, Ms. Nelson and Mr. Perella will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Nelson and Mr. Perella are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. They will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Nelson and Mr. Perella are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have any of them been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Nelson and Mr. Perella will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Nelson and Mr. Perella will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The proceeds from the sale of the shares offered by LBC in this offering will be payable to Frank J. Hariton, Attorney-at- Law, - Trust Account. All subscription agreements and checks are irrevocable (except in states which have statutory cooling off periods) and should be delivered to Frank J. Hariton, Attorney-at-Law, at the address provided on the Subscription Agreement.

LBC will receive all proceeds from the sale of the 10,000,000 newly-issued shares being offered. The price per share is fixed at $0.25 for the duration of this offering. The Company reserves the right to begin using these proceeds as soon as the funds have been received or any time thereafter and will retain broad discretion in the allocation of the net proceeds of this offering.

The offering will be completed 180 days from the effective date of this prospectus (or such earlier date when all 10,000,000 shares offered by the Company are sold), unless extended by our board of directors for an additional 180 days or terminated earlier at the Company’s sole discretion. There is no minimum number of shares that must be sold. All subscription agreements and checks for payment of shares are irrevocable.

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The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 90 days of the close of the offering or as soon thereafter as practicable.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

The offering may terminate on the earlier of:

i.	the date when the sale of all 10,000,000 shares offered by the Company is completed,

ii.	180 days from the effective date of this document or any extension thereto.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only, and currently no market for our common stock exists. While a market maker has agreed to file a Rule 211 application with FINRA in order to apply for the inclusion of our common stock in the OTCQB or on the Pinksheets, such efforts may not be successful, and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

If we become able to have our shares of common stock quoted on the OTCQB or Pinksheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this means is that while DTC-eligibility is not a requirement to trade on the OTCQB or Pinksheets, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Please refer to the sections of this prospectus entitled "Risk Factors" and "Dilution" before making an investment in this stock.

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SELLING STOCKHOLDERS

At July 31 , 2017 we had 29 shareholders:

Of the 56,264,000 total outstanding shares, 40,000,000 shares were issued to Ms. Nelson, our president and founder, at our incorporation date.

An additional 16,264,000 shares were issued to 28 additional shareholders at $.25 per share since inception through March 2017. These stockholders had an opportunity to ask questions of and receive answers from our executive officers and were provided with access to our documents and records in order to verify the information provided. Each of these 28 shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser comes within this description. All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser, each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended. LBC has made a determination that such investors are “sophisticated investors” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment. Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with LBC. In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, signed investment letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter.

No underwriter participated in the foregoing transactions (although all selling stockholders may be considered to be underwriters for purposes of this offering), and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records. In addition, neither LBC nor Ms. Nelson has had any negotiations or discussions with any entity concerning an acquisition or merger and has no current intentions to seek out any such entities for such purposes.

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of July 31, 2017.

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Name	Number of Shares	% owned	% owned after offering if registered shares are not sold	% owned after offering if registered shares are sold	Relation to Company
Lisa Nelson (1)	10,000,000	77	64	48	CEO
Brianna Nelson	2,000,000	4	3	*	Daughter of CEO
Thomas Nelson	2,000,000	4	3	*	Husband of CEO
Kristy Muter	250,000	*	*	*	Niece of CEO
Frank Perella	5,000,000	10	8	*	COO
Anthony Muratore	2,000,000	4	3	*	NONE
David Leapard	4,000	*	*	*	NONE
Shawn Mogauro	1,000	*	*	*	NONE
Marisa Perella	1,000	*	*	*	Daughter of COO
Kylee Kauffman	1,000	*	*	*	NONE
Marco Perella	1,000	*	*	*	Son of COO
Harold Decker	650,000				NONE
Patrick Mogauro	4,000	*	*	*	NONE
Ahmad Shaie	4,000	*	*	*	NONE
Cecilia Rohlmeier	3,000	*	*	*	NONE
Mark Campbell	6,000	*	*	*	NONE
Sandra Gutierrez	2,000	*	*	*	NONE
Frederick Lawrence	8,000	*	*	*	NONE
Gary Kravetz	6,000	*	*	*	NONE
Rosemarie Lister	1,000	*	*	*	NONE
Mark Trombino	2,000	*	*	*	NONE
Austin John Cox	2,000	*	*	*	NONE
Vincent Barbagallo	8,000	*	*	*	NONE
Tara A. Muratore	1,000	*	*	*	NONE
Peter Muratore	1,000	*	*	*	NONE
Linda K Goldsmith	1,000	*	*	*	NONE
Paul Mogauro	1,000	*	*	*	NONE
Jenelle Ray	300,000	*	*	*	None
Lisa Ann Arnell	1,000	*	*	*	None
Robert A. Jones	4,000	*	*	*	None
Edward Heil	2,000,000	4	3	*	None
Gary B. Wolff	2,000,000	4	3	*	None
Rosanna Perella	1,000	*	*	*	Sister of COO
Total	26,264,000

__________

(1)	Ms. Nelson owns a total of 40,000,000 shares of which 10,000,000 are being registered.

● Less than 1%

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All shareholders are adults.

Lisa Nelson, CEO, and Frank Perella, COO, are Selling Stockholders and will each be considered to be an underwriter for purposes of this offering. Their current intention is to remain as our officers regardless of whether they sell a substantial portion of their stockholding in us. Sales by them are restricted to 1% (or approximately 522,590 shares) of all outstanding shares every three months in accordance with Rule 144. As our officer/control persons, Ms. Nelson and Mr. Perella may not avail themselves of certain provisions of Rule 144 which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the one-year holding period requirement is met.

Ms. Nelson and Mr. Perella have signed an agreement which, for a period of three years subsequent to the effective date of the Company’s Registration Statement, limits each of their abilities to sell their shares to an amount that is no greater than an amount equal to 50% of the number of shares that an individual could sell under Rule 144. See Exhibit 10.1.

Selling Stockholders other than our officers will sell at $0.25 per share until our stock is quoted on the OTCQB and thereafter at prevailing market prices, or privately negotiated prices. Our officers, who are deemed to be underwriters, must offer their shares sold under this prospectus at a fixed price of $0.25 per share even if our shares are quoted on the OTCQB . However, they may sell shares under Rule 144 at market prices.

All shares sold in this offering by the Company must be sold at $.25.

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

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DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock hereby being offered and the net book value per share of common stock immediately after completion of this Offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this Offering, the level of dilution is increased as a result of the relatively low net book value of our issued and outstanding common stock and because the proceeds of the offering are substantially less than our estimated costs. Assuming all of the shares of common stock offered by LBC herein are sold, the purchasers in this Offering will lose a portion of the value of their shares purchased in that each purchased share will have a net book value of $0.04 if 10,000,000 shares are sold. The net book value of existing shareholders’ shares will also decrease because the estimated costs will exceed the proceeds received from this Offering.

The following table illustrates the dilution to the purchasers of the common stock offered by LBC in this offering:

	Assuming the sale of:
	2,500,000 shares	5,000,000 shares	7,500,000 shares	10,000,000 shares

Offering Price Per Share	$0.25	$0.25	$0.25	$0.25

Book Value Per Share Before the Offering	$(0.0005)	$(0.0005)	$(0.0005)	$(0.0005)

Book Value Per Share After the Offering	$0.01091	$0.02147	$0.03092	$0.03971

Net Increase to Original Shareholders	$0.01141	$0.02185	$0.03142	$0.04021

Decrease in Investment to New Shareholders	$(0.24)	$(0.23)	$(0.22)	$(0.21)

Dilution to New Shareholders (%)	96%	92%	88%	84%

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

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MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCQB commencing as soon as possible after the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether:

•	any market for our shares will develop;

•	the prices at which our common stock will trade; or

•	the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

If we become able to have our shares of common stock quoted on the OTCQB or on the Pinksheets, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to in Risk Factors, investor perception of LBC and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCQB . As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities. Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

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For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

There is no LBC common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity. Also, 86.1% of the shares of our outstanding common stock are held by members of our board of directors (45,000,000 shares). In general, under Rule 144, a holder of restricted common shares who is an affiliate at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

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The number of shares sold by such person within any three-month period cannot exceed the greater of:

•	1% of the total number of our common shares then outstanding; or

•	The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order) This condition is not currently available to the Company because its securities do not trade on a recognized exchange.

Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

At the present time, the currently outstanding shares of our common stock may be sold subject to the rules and limitations of Rule 144 one year from the date of issuance provided that we are current in all of our Reporting Requirements at that date.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

•	If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

•	If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to the:

•	likelihood of a market for our common shares developing,

•	liquidity of any such market,

•	ability of the shareholders to sell the shares, or

•	prices that shareholders may obtain for any of the shares.

No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements. Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

•	our future operating results;

•	our business prospects;

•	any contractual arrangements and relationships with third parties;

•	the dependence of our future success on the general economy;

•	any possible financings; and

•	the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances except as required pursuant to applicable regulations to update this prospectus during the period of our continuous offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We will remain an “emerging growth company” for up to five years, or until the earliest of

i.	the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,

ii.	the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

iii.	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Operations

Operations started during 2016. We spent a significant portion of our time and resources identifying supply sources and potential markets for sales and distribution. Substantially all costs related to those efforts.

We have identified several vendors that provide the products that we request on an order by order basis. Each vendor provides documentation about the contents of the items delivered. There are no agreements with any vendor requiring any minimum level of purchase.

Our initial sales have been made on a cash basis at trade shows or through direct contacts made by our two officers as well as a few made by telephone call-in orders. Our initial conclusions based on the limited history is to emphasize pet products and creams in the near future.

The proceeds, if any, received from this offering will be used to expand marketing efforts.

Other

As a corporate policy, we will not incur any significant cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus. We believe that the perception that many people, including potential customers and business associates, have of a public company make it more likely that they will be more likely to engage a public company for services or accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company. We have not performed any studies of this matter. Our conclusion is based on our own observations. However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity. Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may attempt to use shares of our common stock to compensate employees/consultants and independent contractors wherever possible. The prices that will be used will be determined during negotiations and may or may not be at perceived market values. We also believe that if a market does develop for our shares that our chances to raise funds will increase significantly.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and other services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses including annual reports and proxy statements, if required. We estimate, based on verbal discussions with consultants, accountants and lawyers that these costs may range up to $50,000 per year for the next few years. In the next one to two fiscal years, we will take every step possible to minimize these costs. Through their past work and various participations in business organizations, our two executive officers know many professionals who are knowledgeable in the area of public company obligations. Although we have no formal commitments, we believe that some of these professionals may assist us for very reasonable costs. We also hope to be able to use our status as a public company to increase our ability to use noncash means (such as the issuance of restricted shares of common stock) of settling obligations and compensate independent contractors who provide professional and other services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

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Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

The FASB has issued Accounting Standards Update (ASU) No. 2016-09,Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments are intended to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees.

Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows.

For public companies, the amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period.

The FASB has issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606.

The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The effective date for nonpublic entities is deferred by one year.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards.

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Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made. Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not know whether there will be seasonality in our operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, obligations under any guarantee contracts or contingent obligations. We also have no other commitments, other than the costs of being a public company that will increase our operating costs or cash requirements in the future.

BUSINESS

LBC was founded by Lisa A. Nelson as Superstar Vape, Inc. and was incorporated as a C corporation under the laws of the State of Nevada in August 2015. The Company changed its name in March 2017. LBC is engaged in the Cannabidiol (“CBD”) market. The Company's primary focus is on developing and marketing organic products such as CBD water, drops, edibles, pet supplements, recovery balm and spray.

Our products’ CBD ingredients are derived from hemp. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis). A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes (a class of organic compounds which when modified are used in a variety of medicines and alternative medicines such as aromatherapy), vitamins, chlorophyll, and amino acids. Our products have no THC and are parasite-free.

The Company's primary focus is on developing organic products such as CBD hemp oil herbal drops, CBD pet treats, CBD pet drops, and CBD hemp rub. These products contain numerous ingredients. For example, the Pet Hemp CBD Treats is made up of Rice Bran, Cane Molasses, Rice Flour, Water, Tapioca Starch, Cheese Flavor, Lecithin, Safflower Oil, Glycerin, Passion Flower, Valerian Root, Ginger Root, Ascorbic Acid, Sorbic Acid, Calcium Propionate, CBD Hemp Oil, and Vitamin E. The Hemp CBD Pet Drops contain Rich Hemp Oil, Glucosamine, Chondroitin, MSM, Hyaluronic Acid, Aloe Vera Gel, Fructose, Natural Flavor, and Organic Glycerin .

We have been reviewing all of our marketing and other efforts to ensure that it is clear that no claims of any medical or health benefit be made by us or anyone representing us with regard to any of our products. These products are not pre-approved by the FDA or any other regulatory agency.

Our products’ CBD ingredients are derived from pure hemp, parasite free, non-GMO and organic. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and no THC (the principal psychoactive constituent (or cannabinoid) of cannabis). A specialized extraction process is used to yield highly concentrated CBD oil that also contains other potentially nutritious materials such as omega-3 fatty acids, terpenes, vitamins, chlorophyll, and amino acids. Users believe that the crams contain cells that help to increase the longevity of skin cells and thereby help with the aging process. We do not make any claims not covered by actual research. However, users rely on statements made on social media by many users of similar products. We have no association with any of the individuals posting about these types of products on social media.

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The target market for our products is individuals who hear or read about the CBD market. Our initial sales have been done at trade shows or by word of mouth with contacts of our officers as well as a few made by telephone call-in orders. Sales have been made on a cash basis. Customers use CBD products for a variety of reasons. They hear about them from friends and read about them on social media and other Internet sites. Despite popular beliefs about CBD products, we do not make any statements that are not supported by published scientific research, so we limit our descriptions to phrases such as “ supplement.” The term “dietary supplement” describes a broad and diverse category of products that a person can eat or drink to support good health and supplement the diet. Although some herbal and mineral compounds have been used for hundreds of years to treat health conditions, today dietary supplement manufacturers are not legally allowed to say their products cure, treat or prevent disease. Supplement makers can say their products support health or contribute to well-being. Congress does not regulate dietary supplements the same way it regulates medicine. Except for new dietary ingredients, dietary supplement manufacturers do not need to prove to the FDA that a product is safe or effective to be able to sell them. And, unlike medicines, which are required to meet USP standards to help ensure product consistency across multiple manufacturers, USP standards are voluntary for dietary supplements.

Dietary supplements are not medicines, nor should they be considered a substitute for food. We disclose that our items have not been evaluated by the FDA and are not intended to diagnose, treat, or cure any disease and users should always check with their physician before starting a new dietary or other supplement program. Our vendors have represented to us that their manufacturing facilities follow FDA required guidelines and regulations stated in FDA 21 CFR PART 111 and are NSF GMP certified and registered with the FDA accordingly

Products are all made by independent vendors , with Nutrition Formulators Inc. (which is registered with the FDA) being the principal vendor. We purchase our products on an order by order basis from vendors. We do not have any agreements with any vendor requiring any minimum level of purchases. All ingredients are purchased by the vendors. All products are tested by these vendors to ensure no presence of THC . The vendors package and label the items being delivered to us. We have not experienced nor are we aware of any shortages of supplies available.

We currently sell products at tradeshows and through independent sales representatives. Customers can use credit cards for direct purchases from us. We use Clover and Paypal for direct sales using credit cards. We are working to increase our sales using sales distributors and supplement stores. In the future we will consider doing sales on the Internet. We cannot predict the likelihood of success in using these techniques.

Regulations

Our operations are potentially subject to a complex web of Federal and state regulations that are evolving at a rapid rate. The DEA and FDA may change rules or enforcement proceedings at any time. We do not believe that current rules and enforcement have a significant potential impact because CBD does not cause the "high" associated with the THC in marijuana. As the legal landscape and understanding about the differences in medical cannabinoids unfolds, it will be increasingly important to distinguish “marijuana” (with noted varying degrees of psychotropic effects and deficits in executive function) from CBD.

The principal uncertainties are whether regulators will, at any time, attempt to treat CBD products similarly to THC products.

Some states are considering various taxation of marijuana-related products. These considerations seem to range from routine sales taxes to taxes similar to those imposed on tobacco products. It is unclear whether products containing no CBD would fall under these tax plans if and when they are imposed.

Competition

The CBD industry is relatively new and growing. Its members include Canna Vest Corp., Cannabis Science, Vape Holding, Hemp Life Today, Cannabiol, Alternate Vape CBD, Tasty Hemp Oil and Cibaderm. Many of these companies have greater resources and market recognition than do we. There is also a possibility of a larger company trying to acquire many of the smaller companies in the industry, especially if regulatory uncertainties become less. We plan on competing using specific products that we believe meet customer demands and sell them at prices that are very reasonable in relation to other products in the marketplace. We cannot predict the likelihood of succeeding in these efforts, however.

Intellectual Property

We have no patents or similar assets.

Employees

We have three employees, including our founder and president, Lisa Nelson. Ms. Nelson will devote 50 to 60% of her time to us. Frank Perella, our chief operating officer, devotes approximately 65% of his time to us. Brianna Nelson, the adult daughter of Lisa Nelson, is our chief marketer.

There is no written employment contract or agreement with Ms. Lisa Nelson, Mr. Perella or Ms. Brianna Nelson.

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Property

Our mailing address is 11529 N. 120th Street, Suite 01, Scottsdale, AZ 85259. For the foreseeable future Ms. Nelson and Mr. Perella will provide offices in their personal residences. Our telephone number is 480-776-0281.

Litigation

We are not party to any material pending, or to our knowledge, material threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title

Lisa Nelson	50	Chairman of the Board and President
Frank Parella	60	Chief Operating Officer, Secretary and Director

Lisa Nelson founded us and has been chief executive officer since inception in 2015. Starting in January 2017, she became CEO of Cre8tive Works Inc., a public company involved in the production of films. She was CEO of ML Capital Group Inc., a public company that provides consulting services, from 2009 to 2016. Ms. Nelson holds an associate degree in nursing. She devotes approximately 70% of her time to us.

Frank Perella became chief operating officer, corporate secretary and director in 2015. From 1999 to 2014 he owned and operated Lazer Direct , a privately-owned office supply company based in Escondido California with annual sales of approximately $700, 000. He holds an associate degree from North East Institute and devotes approximately 65% of his time to us.

Possible Potential Conflicts

The OTCQB on which we may have our shares of common stock quoted does not currently have any director independence requirements. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance that the market maker’s application will be accepted by FINRA

No member of management is or will be required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his/her fiduciary duties to us.

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Code of Business Conduct and Ethics

We adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our chief executive and principal financial officers and any persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as Exhibit 14.1 to our Registration Statement of which this prospectus is a part.

Board of Directors

We currently have two directors, neither of whom is considered independent.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected. Our directors’ terms of office expire on December 31, 2017. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, a person serving as a director receives no compensation for serving in the role as a director.

At any point in which we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Involvement in Certain Legal Proceedings

During the past ten years, no present director, executive officer or person nominated to become a director or an executive officer of LBC:

1.	had a petition under the federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he/she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he/she was an executive officer at or within two years before the time of such filing;

2.	was convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other similar minor offenses);

3.	was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him/her from or otherwise limiting his/her involvement in any of the following activities:

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i.	acting as a futures commission merchant, introducing broker, commodity trading advisor commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	engaging in any type of business practice; or

iii.	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws; or

4.	was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of an federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3) (i), above, or to be associated with persons engaged in any such activity; or

5.	was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and for which the judgment has not been reversed, suspended or vacated.

Committees of the Board of Directors

We currently have no independent directors because both of our directors are officers of LBC . Concurrent with having sufficient independent members and resources, if ever, the LBC board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the size of memberships of these committees or when we will have sufficient members to establish committees. See “Executive Compensation” hereinafter.

All directors will be reimbursed by LBC for any expenses incurred in attending board meetings provided that LBC has the resources to pay these fees. LBC will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Summary Executive Compensation Table

The following table shows, for the fiscal period ended December 31, 2016, compensation awarded to or paid to, or earned by, our Chief Executive Officer and Chief Operating Officer.

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SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year Ended December 31, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Lisa Nelson,	2016	-	-	-	-	-	-	$4,345	$4,345	(1)
CEO, CFO and Director	2015	-	-	-	-	-	-	$4,000	$4,000	(2)

Frank Perella, Chief	2016	-	-	-	-	-	-	$500	$500	(3)
Operating Officer	2015	-	-	-	-	-	-	-	-

________

(1)	Cash payments

(2)	Receipt of 40,000,000 shares at time of incorporation. These shares were valued at par value since there is no market value, and LBC had no assets.

(3)	Receipt of 5,000,000 shares which were valued at par value since there is no market value, and LBC had negative book value.

There is no formal employment arrangement with Ms. Nelson at this time. Ms. Nelson’s compensation has not been fixed or based on any percentage calculations. Compensation that will be paid in cash will only be awarded at the time and amount that cash is available. No cash compensation will be accrued. From time-to-time, Ms. Nelson may be granted compensation in the form of shares of our common or preferred stock although no such commitments currently exist.

Ms. Nelson will make all decisions determining the amount and timing of her compensation and, for the immediate future, will receive the level of compensation each month that permits us to meet our obligations. Ms. Nelson’s compensation amounts will be formalized if and when her annual compensation exceeds $150,000.

Grants of Plan-Based Awards Table

None of our named executive officers received any grants of stock, option awards or other plan-based awards. The Company has never issued these types of awards.

Options Exercised and Stock Vested Table

None of our named executive officers has ever been granted or exercised any stock options,

Outstanding Equity Awards at Fiscal Year-End Table

No equity award arrangements have ever been awarded or granted by the Company.

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PRINCIPAL SHAREHOLDERS

As of July 31 , 2017 we had 56,264,000 shares of common stock outstanding which are held by 33 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of July 31, 2017; of all directors and executive officers of LBC and of our directors and officers as a group (of which there are currently only two persons).

Title of Class	Name, Title and Address of Beneficial Owner of Shares(a)	Amount of Beneficial Ownership(b)		Percent (c)

Common	Lisa Nelson	40,000,000	(d)	71.1

Common	Frank Perella	5,000,000		8.9

Common	All Directors and Officers as a group (2 persons)	45,000,000		80.0

______________________

(a)	The address for purposes of this table is the Company’s mailing address which is 11529 N. 120th Street, Suite 01, Scottsdale, AZ 85259.

(b)

Unless otherwise indicated, LBC believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c)	All outstanding shares are being registered.

(d)	Excludes 2,000,000 shares held by Thomas Nelson, the husband of Lisa Nelson, for which Lisa Nelson claims no beneficial interest

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The promoters of LBC are Lisa Nelson and Frank Perella, our two executive officers.

The Company issued 40,000,000 shares of our common stock to our president, Lisa Nelson, concurrent with the formal incorporation process of LBC in Nevada. The shares were valued at par value, or an aggregate of $4,000, as there is no verifiable market value for the shares due to a lack of trading activity.

In 2016, LBC issued 5,000,000 shares of common stock to its Chief Operating Officer and Secretary, Frank Parella, and an aggregate of 4,000,000 shares to the husband and daughter of Lisa Nelson for services. All shares issued for services were valued at par since they have a negative book value, and there is no trading market.

Ms. Nelson and Mr. Perella have signed an agreement which, for a period of three years subsequent to the effective date of the Company’s Registration Statement, limits each of their abilities to sell their shares to an amount that is no greater than an amount equal to 50% of the number of shares that an individual could sell under Rule 144.

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DESCRIPTION OF CAPITAL STOCK

Introduction

We were incorporated under the laws of the State of Nevada in August 2015. LBC is authorized to issue 1,000,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to authorized but unissued 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any of these shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of the series;

•	whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•	whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•	whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•	the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

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Common Stock

Our certificate of incorporation authorizes the issuance of 1,000,000,000 shares of common stock with a par value of $.0001 per share. There are 56,264,000 shares of our common stock issued and outstanding at April 10, 2017 that are held by 33 shareholders. Holders of our common stock:

•	have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•	are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•	are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

The rights of shareholders of Nevada corporations are described below. In addition, the Board of Directors, without a shareholder vote, has the right to amend our bylaws to make it harder or easier to effect a change in our control. A majority of shareholder votes are required for persons to become directors. In addition, shareholders may submit proposals to be voted on at annual meetings, but such items may be rejected by the Board of Directors.

See also Plan of Distribution regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock (and/or preferred stock) may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks which they currently are and probably will be for the foreseeable future. Although the federal securities law provides a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law described below create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

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Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Nevada Revised Statutes ("NRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

•	listed on a national securities exchange,

•	included in the national market system by the National Association of Securities Dealers, or

•	held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

i.	the articles of incorporation, and all amendments thereto,

ii.	bylaws and all amendments thereto; and

iii.	a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

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In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-K. This form is filed with the Securities and Exchange Commission within 90 days of the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the "EDGAR" database.

Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

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Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an "interested shareholder." As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. With the effectiveness of this registration statement, we will be required to file reports with the SEC under section 15(d) of the Securities Act. Accordingly, upon the effectiveness of this registration statement, we will be subject to these statutes when and if we have 200 shareholders as our Articles of Incorporation do not exempt us from them. We cannot predict the likelihood that we will ever meet the criteria of number of shareholders and being registered under Section 12 of 1934 Securities Exchange Act which would cause us to fall under these statutes or, if we do, what the timeframe will be.

These provisions of Nevada law prohibit us from engaging in any "combination" with an interested stockholder for three years after the interested stockholder acquired the shares that cause him to become an interested shareholder, unless he/she had prior approval of our board of directors. The term "combination" is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. An "interested stockholder" is defined in NSR 78.423 as someone who is either:

•	the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

•	our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. Its telephone number is (212) 828-8436.

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PLAN OF DISTRIBUTION

There is no public market for our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. A market maker has agreed to file an application with FINRA so as to be able to quote the shares of our common stock on the OTCQB commencing upon the effectiveness of our registration statement of which this prospectus is a part and the subsequent closing of this offering. There can be no assurance as to whether such market maker’s application will be accepted by FINRA nor can we estimate the time period that will be required for the application process to be completed. In the absence of quotation or listing, no market is available for investors in our common stock to sell their shares. We cannot provide any assurance that a meaningful trading market will ever develop or that our common stock will ever be quoted or listed for trading.

If the shares of our common stock ever become tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at a price equal to or greater than the price at which they are being offered.

We will not receive any of the proceeds from sales by selling shareholders. Selling Stockholders other than our officers will sell at $0.25 per share until our stock is quoted on the OTCQB and thereafter at prevailing market prices, or privately negotiated prices

This offering of newly-issued shares will be conducted on a best-efforts basis utilizing the efforts of Ms. Nelson and Mr. Perella, who will be considered to be statutory underwriters under the Securities Act for purposes of this offering. Potential investors include, but are not limited to, family, friends and acquaintances of Ms. Nelson and Mr. Perella. The intended methods of communication include, without limitation, telephone calls and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media.

Funds received in connection with sales of our newly-issued securities will be transmitted immediately into an escrow account. There can be no assurance that all, or any, of the shares will be sold.

Ms. Nelson and Mr. Perella will not receive commissions for any sales originated on our behalf. We believe that they are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Exchange Act. Specifically, they:

1	Are not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of their participation;

a.	Are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

b.	Are not an associated person of a broker or dealer; and

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c.	Meet the conditions of the following:

i.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

ii.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

iii.	Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within a rule 415 registration

There can be no assurance that all, or any, of the newly-issued shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein. In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

The proceeds from the sale of the shares in this offering will be payable to Frank J. Hariton, Attorney-at-Law, – Trust Account. ("Trust Account"). Failure to do so will result in checks being returned to the investor who submitted the check. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable, except in states which have statutory cooling off periods. The Company reserves the right to begin using these proceeds as soon as the funds have been received or any time thereafter and will retain broad discretion in the allocation of the net proceeds of this offering.

Investors can purchase common stock in this offering by completing a Subscription Agreement, a copy of which is filed as Exhibit 99.1 to the registration statement of which this prospectus is a part, and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashier check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

Any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCQB (once and if and when quoting thereon has occurred). As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCQB Considerations

OTCQB securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTCQB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCQB stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCQB commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.

The OTCQB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCQB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCQB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the OTCQB is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCQB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCQB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

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Investors must contact a broker-dealer to trade OTCQB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCQB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCQB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

If we become able to have our shares of common stock quoted on the OTCQB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the DTC to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCQB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all the companies on the OTCQB). What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCQB, it is a necessity to process trades on the OTCQB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

Because OTCQB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

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Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons’ compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Rule 3a51-1 of the Exchange Act establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Additionally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, which is likely, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it difficult to dispose of the Company’s securities.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

We will consider applying for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide LBC with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

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Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

At some point in the future following the effectiveness of this Prospectus, the Company may consider becoming a “reporting issuer” under Section 12(g) of the Exchange Act, as amended, by way of filing a Form 8-A with the SEC. However, there are no plans of doing so in the foreseeable future. A Form 8-A is a “short form” of registration whereby information about the Company will be incorporated by reference to the Registration Statement on Form S-1, of which this prospectus is a part. Upon filing of the Form 8-A, if done, the Company’s shares of common stock will become “covered securities,” or “federally covered securities” as described in some states’ laws, which means that unless you are an “underwriter” or “dealer,” you will have a “secondary trading” exemption under the laws of most states (and the District of Columbia, Guam, the Virgin Islands and Puerto Rico) to resell the shares of common stock you purchase in this offering. However, four states do impose filing requirements on the Company: Michigan, New Hampshire, Texas and Vermont. The Company intends, at its own cost, to make the required notice filings in Michigan, New Hampshire, Texas and Vermont shortly after filings its Form 8-A with the SEC.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Frank J. Hariton, Attorney-at-Law, 1065 Dobbs Ferry Road, White Plains, NY 10607.

EXPERTS

The financial statements of LBC as of December 31, 2016 and 2015 and for the fiscal periods then ended included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Thayer O’Neal Company, LLC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended June 30 , 2017 and 2016 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries except that our counsel has agreed that his legal fees will only become payable if and when this registration statement is declared effective and we receive a trading symbol. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, LBC became subject to the informational requirements of the Exchange Act, as amended. Accordingly, we will file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at http:/www.sec.gov."

You may request, and we will voluntarily provide a method as to how to obtain a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

LBC Bioscience Inc.

11529 N. 120th Street, Suite 01

Scottsdale, AZ 85259

480-776-0281

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53

Report of Independent Registered Public Accounting Firm

To the Board of Directors

LBC Bioscience Inc.

Scottsdale, AZ

We have audited the accompanying balance sheets of LBC Bioscience Inc. as of December 31, 2016 and 2015, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2016 and the period from August 26, 2015 (inception) through December 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and for the period from August 26, 2015 (inception) through December 31, 2015, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Thayer O’Neal Company, LLC

Thayer O’Neal Company, LLC

Houston, Texas

April 19, 2017

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LBC BIOSCIENCE INC.

BALANCE SHEETS

DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS

Current Assets:
Cash	$114	$-
Due from President	-	4,750

Total	114	4,750

Total	$114	$4,750

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable to President	$27,606	$-

Total	27,606	-

Stockholders’ Equity (Deficit):
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.0001 par value; 1,000,000,000 shares authorized; 52,261,000 and 46,669,000 shares issued and outstanding	5,226	4,667
Paid-in capital	15,244	4,748
Accumulated deficit	(47,962)	(4,665)
Total Stockholder’s Equity (Deficit)	(27,492)	4,750

Total Liabilities and Stockholders’ Equity (Deficit)	$114	$4,750

See accompanying notes to the financial statements.

55

LBC BIOSCIENCE INC.

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016 AND THE PERIOD AUGUST 26, 2015 (INCEPTION) TO DECEMBER 31, 2015

	2016	August 26 2015 to December 31, 2015

Revenue	$37,710	$-

Costs and Expenses:
Cost of goods	13,691	-
Marketing, general and administrative	67,316	-
Organization	-	4,665
Total	81,007	4,665

Net (loss)	$(43,297)	$(4,665)

Net (Loss) Per Share: Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding: Basic and Diluted	48,327,085	45,306,333

See accompanying notes to the financial statements.

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LBC BIOSCIENCE INC.

STATEMENT OF STOCKHOLDER DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2016 AND THE PERIOD AUGUST 26, 2015 (INCEPTION) TO DECEMBER 31, 2015

	Preferred Stock	Common Stock	Common Stock Amount	Paid-in Capital	Deficit	Total
Balance, August 26, 2015	-	-	$-	$-	$-	$-
Issuance of shares for cash	-	19,000	2	4,748	-
Issuance of shares for services		46,650,000	4,665
Net loss	-	-	-	-	(4,665)	(4,665)
Balance, December 31, 2015	-	46,669,000	4,667	4,748	(4,665)	4,750
Issuance of shares for cash	-	42,000	4	10,496	-	10,500
Issuance of shares for services	-	5,550,000	555	-	-	1,219
Net loss	-	-	-		(43,297)	(43,297)

Balance, December 31, 2016	-	52,261,000	$5,226	$15,244	$(47,962)	$(27,492)

See accompanying notes to the financial statements.

57

LBC BIOSCIENCE INC.

STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2016 AND THE PERIOD AUGUST 26, 2015 (INCEPTION) TO DECEMBER 31, 2015

	2016	August 26 2015 to December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(43,297)	$(4,665)
Adjustments to reconcile net loss to net cash used in operating activities:
Due from President	4,750	(4,750)
Shares issued to settle service expenses	555	4,665
Due to President	27,606	-
Cash Flows Used In Operating Activities	(10,386)	(4,750)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	10,500	4,750
Cash Flows Provided by Financing Activities	10,500	4,750

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

NET CHANGE IN CASH	114	-

Cash, beginning of year	-	-
Cash, end of year	$114	$-

See accompanying notes to the financial statements.

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LBC BIOSCIENCE INC.

Notes to the Financial Statements

December 31, 2016

NOTE 1 – ORGANIZATION

LBC Bioscience Inc. (the “Company”) was founded by Lisa A. Nelson and was incorporated as a C corporation under the laws of the State of Nevada on August 26, 2015. In 2015, the Company issued shares of common stock for both services and cash, and incurred a loss of 4,665.

The Company is engaged in the Cannabidiol (“CBD”) market. The Company's primary focus is on developing and marketing organic products such as CBD water, drops, edibles, pet supplements, recovery balm and spray. Its products’ CBD ingredients are derived from hemp. CBD hemp oil is extracted from the cannabis varieties that are naturally abundant in CBD and low in THC (the principal psychoactive constituent (or cannabinoid) of cannabis).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Stock-based Compensation

The Company will follow Accounting Standards Codification (ASC) 718-10, Stock Compensation, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options.

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Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The Company has adopted the provisions of ASC 260.

Earnings (Loss) per Share

Net loss per common share is computed pursuant to ASC 260-10-45. Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding. There were no dilutive shares outstanding as of December 31, 2016 or 2015.

Income Taxes

The Company follows section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

No provision was made for Federal income tax at December 31, 2016.

Revenue Recognition

The Company follows ASC 605-10-S99-1 for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. All revenue to date has been received based on immediate cash payments so no recognition issues have needed to be considered.

An allowance for doubtful accounts will be recorded in the future if credit sales are made and the risk of bad debts develops.

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Subsequent Events

The Company follows the guidance in ASC 855-10-50 for the disclosure of subsequent events. The Company evaluates subsequent events from the date of the balance sheet through the date when the financial statements are issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them with the SEC on the EDGAR system.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect as of the date of the issuance of these financial statements. The following pronouncements will significantly impact future reporting of financial positon and results of operations. Management is currently assessing implementation.

The FASB has issued Accounting Standards Update (ASU) No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments are intended to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees.

Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows.

For public companies, the amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For private companies, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any organization in any interim or annual period.

The FASB has issued Accounting Standards Update No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606.

The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The effective date for nonpublic entities is deferred by one year.

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The Company is an emerging growth company under the Jumpstart Our Business Startups Act of 2012 (JOBS Act). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the benefits of this extended transition period.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company has very limited financial resources, with working capital and net shareholder deficits and had generated limited revenue at December 31, 2016.

While the Company is undertaking its business plan to generate additional revenues, the Company’s cash position may not be sufficient to support the Company’s basic business plan and product development efforts. Management believes that the actions presently underway to increase the number of contracts undertaken have a realistic chance of succeeding. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – SHARE CAPITAL

The Company is authorized to issue 1,000,000,000 shares of common stock and 1,000,000 shares of preferred stock.

At the time of incorporation in Nevada, the Company issued 40,000,000 shares of its common stock to its President in exchange for the business plan on which the Company’s operations are based. In addition, the company issued 6,669,000 to other shareholders. Total shares issued at par value for services amounted to 46,650,000. Total shares issued for cash amounted to $19,000 at a price of $025 per share. The shares for services were valued at par value, as there is no verifiable market value for the shares due to a lack of trading activity, the Company had negative net equity, and there was no other more directly observable basis for valuing the shares.

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During 2016 the Company issued 5,592,000 shares of common stock of which 5,550,000 were issued for services, including 5,000,000 to the Company’s Executive Vice President. During 2016, 42,000 shares were issued for cash at a price of $0.25 cents per share. All shares issued for services were valued at par value for the reasons discussed above.

At December 31, 2016, there were 52,261,000 shares of common stock outstanding. There are no outstanding shares of preferred stock.

NOTE 5 – DUE TO PRESIDENT

The Accounts Payable to Lisa Nelson represent items paid on behalf of the Company by Lisa Nelson. These items amounted to $27,606 as of December 31, 2016.

NOTE 6 - INCOME TAXES

The Company operates in the United States; accordingly, federal and state income taxes have been provided based upon the tax laws and rates of the U.S. The Company has incurred losses since inception and, accordingly has a net operating loss carry forward as of December 31, 2016 of approximately $47,962. This loss carry forward expires according to the following schedule:

Year Ending December 31,	Amount
2035	$4,665
2036	43,297
Total	$47,962

This carryforward creates a deferred tax benefit of $16,307, which was offset fully by a valuation allowance, as the Company does not deem it probable that the tax benefits of this carryforward will be realized.

Tax years 2015 and 2016 remain subject to examination by the IRS.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events from January 1, 2017 through April 19, 2017, the date of issuance of the audited financial statements, and has determined it does not have any material subsequent events to disclose.

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LBC BIOSCIENCE INC.

BALANCE SHEETS

JUNE 30 , 2017 AND DECEMBER 31, 2016

(unaudited)

	June 30, 2017	December 31, 2016
ASSETS

Current Assets:
Cash	$-	$114
Total	-	114

Total	$-	$114

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable to President	$34,334	$27,606
Other accrued expenses	7,267
Total	41,601	27,606

Stockholders’ Equity (Deficit):
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding		-
Common stock: $0.0001 par value; 1,000,000,000 shares authorized; 56,264,000 and 52,261,000 shares issued and outstanding	5,626	5,226
Paid-in capital	15,244	15,244
Accumulated deficit	(62,471)	(47,962)
Total Stockholder’s Equity (Deficit)	(41,601)	(27,492)

Total Liabilities and Stockholders’ Equity (Deficit)	$-	$114

See accompanying notes to the financial statements.

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LBC BIOSCIENCE INC.

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30 , 2017 AND 2016

(unaudited)

	2017	2016

Revenue	$32,805	$5,042

Costs and Expenses:
Cost of goods	7,601	1,181
Marketing, general and administrative	43,313	3,988

Total	50,914	5,169

Net (loss)	$(18,109)	$(127)

Net (Loss) Per Share: Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding: Basic and Diluted	52,461,000	46,670,000

See accompanying notes to the financial statements.

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LBC BIOSCIENCE INC.

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30 , 2017 AND 2016

(unaudited)

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(18,109)	$(127)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued to settle service expenses	4,000	-
Other accrued expenses	7,267	127
Due to President	6,728	-
Cash Flows Used in Operating Activities	(114)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of common stock	-	-
Cash Flows Provided by Financing Activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

NET CHANGE IN CASH	(114)	-

Cash, beginning of period	114	-
Cash, end of period	$-	$-

See accompanying notes to the financial statements.

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LBC BIOSCIENCE INC.

Notes to the Financial Statements

June 30 , 2017

(unaudited)

NOTE 1 – BASIS OF PRESENTATION

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) set forth in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2016 and notes thereto contained elsewhere in this Prospectus.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company has very limited financial resources, with working capital and net shareholder deficits at June 30, 2017.

While the Company is undertaking its business plan to generate additional revenues, the Company’s cash position may not be sufficient to support the Company’s basic business plan and product development efforts. Management believes that the actions presently underway to increase the number of contracts undertaken have a realistic chance of succeeding. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to achieve profitable operations or obtain adequate financing.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company has evaluated subsequent events from July 1, 2017 through August __, 2017, the date of issuance of the financial statements, and has determined it does not have any material subsequent events to disclose.

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This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until ________, 2017 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

62,263,000 Shares

LBC Bioscience Inc.

Common Stock

PROSPECTUS

August __, 2017

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee	$1,051.00
FINRA filing fee	100.00
*Accounting fees and expenses	10,000.00
*Legal fees and expenses	10,000.00
*Transfer agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
Total	$28,651.00

 __________

*Indicates expenses that have been estimated for filing purposes.

ITEM 14 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Certificate of Incorporation providing for indemnification of its officers and directors as follows.

Our Articles of Incorporation provide for indemnification as follows: "No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer: (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification."

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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ITEM 15 RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs.

A total of 40,000,000 outstanding common shares were issued to Lisa Nelson, our founder and President, upon incorporation in Nevada in August 2015 in exchange for the business plan upon which the Company is based. The shares and services were valued at par value or $.0001 per share.

The Company issued an aggregate of 12,200,000 shares of common stock for services 6,650,000 in September 2 015; 1,550,000 in August 2016; and 4,000,000 in January 2017 . All shares issued for services were valued at par since they have a negative book value, and there is no trading market. The Company issued 61,000 shares of common stock for an aggregate of $15,250 in 2016 and 2015 (or $.25 per share). Of these 19,000, were sold from October through December 2015 and 42,000 were sold October through December 2016. There were no brokerage fees or commissions paid on these shares. All shares sold for cash were valued at the cash price paid.

The foregoing issuances of securities were executed in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, (the “Act”) as amended. All security holders were very knowledgeable about the day-to-day operations of the Company and were also provided with a pre-filing copy of the Company’s Registration Statement and acknowledged having read and reviewed same and having no further questions with respect to their respective investments.

ITEM 16 EXHIBITS

3.1	Articles of Incorporation

3.2	By-Laws

5.1**	Opinion of Frank J. Hariton, Attorney-at-Law

10.1	Restriction of Selling Shares Agreement

10.2**	Restriction Letter

14.1	Code of Ethics

23.1	Consent of Thayer O’Neal Company, LLC

23.1a*	Consent of Thayer O’Neal Company, LLC

23.1b**	Consent of Thayer O’Neal Company, LLC

23.2	Consent of Frank J. Hariton, Attorney-at-Law (included in Exhibit 5.1)

23.2a*	Consent of Frank J. Hariton, Attorney-at-Law (included in Exhibit 5.1)

23.2b**	Consent of Frank J. Hariton, Attorney-at-Law (included in Exhibit 5.1)

99.1*	Copy of Subscription Agreement

99.2	Agreement with Vstock Transfer, LLC

______

*Filed with Pre-effective Amendment No. 1

**Filed with Pre-effective Amendment No. 2

Exhibits are not part of the prospectus and will not be distributed with the prospectus.

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ITEM 17 UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

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ii	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, AZ on the 14th day of August, 2017

LBC BIOSCIENCE INC.

By:	/s/ LISA NELSON
LISA NELSON
President, CEO, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)		Title(s)	Date

By:	/s/ LISA NELSON		August 14, 2017
	LISA NELSON	President, CEO, Treasurer, Chairman, Principal Financial Officer and Principal Accounting Officer

By:	/s/ FRANK PERELLA		August 14, 2017
	FRANK PERELLA	Chief Operating Officer, Secretary and Director

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